UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

GameSquare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39389	99-1946435
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2025, GameSquare Holdings, Inc., a Delaware corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Robert Leshner (“Subscriber”), pursuant to which Subscriber purchased from the Company 3,433.33 shares of Series A-1 Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A-1 Preferred Stock”), in consideration for that certain Crypto Punk 5577 non-fungible token, which has been deemed to have a fair market value of $5,149,995.00 (the “Issuance”).

Each share of Series A-1 Preferred Stock was issued at a price of $1,500 per share and automatically converts, at a fixed ratio to 1,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), resulting in an effective conversion price of $1.50 per share, subject to and upon an affirmative vote of the majority of the voting power of all outstanding shares of the Company entitled to vote to increase the number of authorized shares of the Common Stock (the “Shareholder Vote Condition”).

As previously disclosed in the Company’s Current Reports on Form 8-K filed on July 9, 2025 and July 18, 2025, the Company entered into underwriting agreements dated July 8, 2025 and July 17, 2025, respectively, with Lucid Capital Markets, LLC (the “Underwriter”) pursuant to which it sold shares of, and warrants for the right to purchase, Common Stock in registered offerings. In connection with those offerings, the Company agreed to certain restrictions on the issuance of its equity securities during the 90-day period following the respective closings, as set forth in Section 4.16 of each underwriting agreement (the “Restricted Issuance Provisions”).

On July 23, 2025, the Underwriter signed a Consent and Waiver of Series A-1 Preferred Stock Equity Issuance (“Consent and Waiver”), pursuant to which the Underwriter (i) consented to the Issuance pursuant to the terms of the Subscription Agreement and the Certificate of Designation (defined below), and (ii) waived the Restricted Issuance Provisions solely with respect to, and to the extent that they would otherwise prohibit, the Issuance.

The Subscription Agreement contains customary representations, warranties and covenants by the Company and the Subscriber.

The Subscription Agreement and Consent and Waiver are filed as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the terms of the Subscription Agreement and Consent and Waiver set forth above are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the Series A-1 Preferred Stock was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Subscriber is an accredited investor as defined in Rule 501 under the Securities Act.

Item 5.03. Amendments to articles of incorporation or bylaws; change in fiscal year.

On July 23, 2025, the board of directors of the Company approved a Certificate of Designation of Series A-1 Convertible Preferred Stock of the Company (the “Certificate of Designation”) establishing the rights, preferences, powers, restrictions and limitations of the Company’s newly authorized 3,433.33 shares of the Series A-1 Preferred Stock. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on July 24, 2025, and became effective upon filing.

The Series A-1 Preferred Stock ranks senior to all junior securities, including Common Stock, and carries a $1.50 per share liquidation preference on an as-converted basis, with such preference subject to the Shareholder Vote Condition. After satisfying this preference, holders participate pro rata with junior securities. The Series A-1 Preferred Stock has no voting rights, and upon satisfaction of the Shareholder Vote Condition, each share of Series A-1 Preferred Stock will automatically convert into 1,000 shares of the Common Stock.

A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series A-1 Convertible Preferred Stock of GameSquare Holdings, Inc., dated as of July 24, 2025.
10.1	Subscription Agreement between GameSquare Holdings, Inc. and Robert Leshner dated as of July 24, 2025.
10.2	Consent and Waiver of Series A-1 Preferred Stock Equity Issuance by Lucid Capital Markets, LLC, dated as of July 23, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: July 29, 2025	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director